SECURITY AGREEMENT

SECURITY AGREEMENT dated as of June 25, 2012 (this “Agreement”) among BIO NITROGEN CORPORATION, a company organized under the laws of New Jersey (“BioNitrogen”); and BIO-SNG Technologies International Corp., a company organized under the laws of Nevada (“BIO-SNG”, and together with BioNitrogen, the “Grantors”), and B Group LLC, not in its individual capacity, but solely as the collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, BioNitrogen, the Collateral Agent and each Participant, have entered certain Subscription Agreements dated as of the date hereof, pursuant to which the Participants agreed to subscribe for and purchase from BioNitrogen subscription receipts for aggregate gross proceeds of approximately US$400,000 (the “Subscription Agreements”);

WHEREAS, it is a condition precedent to closing of the transactions described in the Subscription Agreements the Grantors execute and deliver this Agreement to the Collateral Agent, for the benefit of the Secured Parties, in order to secure the Secured Obligations; and

NOW, THEREFORE, to induce the Participants to enter into the Subscription Agreements and to effect the transactions described therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors have agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Secured Obligations (as defined below) in the manner herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Certain Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreements. In addition, the following terms, as used herein, shall have the following meanings:

“Agreement” has the meaning set forth in the introduction hereto.

“Collateral” means all Property (excluding Excluded Property), of whatever type, that is described in Section 2.1 as being at any time subject to a security interest granted hereunder to the Collateral Agent, for the benefit of the Secured Parties.

“Computer Hardware and Software Collateral” means:

(a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

(b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

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(c) all firmware associated therewith;

(d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Copyright Collateral” means, with respect to a Grantor, all copyrights of such Grantor, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Grantor’s rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Schedule II, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Schedule II, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by such Grantor.

“Documents” means all “documents” (as defined in the UCC) and all “documents of title” (as defined in the PPSA) or other receipts covering, evidencing or representing inventory, equipment, or other goods.

“Equipment” means all equipment (as defined in the UCC and the PPSA) in whatever form, wherever located, and whether now or hereafter existing, and all parts thereof, all accessions thereto, and all replacements therefor.

“Excluded Property” is defined in Section 2.1.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and all “intangibles” as defined in the PPSA, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, insurance proceeds, contract rights, all licenses, permits, concessions and authorizations, all Intellectual Property Collateral and all instruments, security agreements, leases, contracts, and other rights (except those constituting Receivables, Documents, or Instruments) to receive payments of money or the ownership or possession of property (in each case, regardless of whether characterized as general intangibles under the UCC or intangibles under the PPSA).

“Collateral Agent” has the meaning set forth in the introduction hereto.

“Grantors” means the Grantors and each other Person (if any) that at any time provides collateral security for any Secured Obligations and becomes party to this Agreement by executing a Security Agreement Supplement, pursuant to Section 6.8 hereof.

“Grantors” has the meaning set forth in the introduction hereto.

“Instrument” is defined in Section 2.1 (k).

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“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Inventory” means all inventory (as defined in the UCC and the PPSA) in all of its forms, wherever located and whether now or hereafter existing, including: (a) all movable property and other goods held for sale or lease, all movable property and other goods furnished or to be furnished under contracts of service, all raw materials and work in process, and all materials and supplies used or consumed in a business, (b) all movable property and other goods which are part of a product or mass, (c) all movable property and other goods which are returned to or repossessed by the seller, lessor, or supplier thereof, (d) all goods and substances in which any of the foregoing is commingled or to which any of the foregoing is added, and (e) all accessions to, products of, and documents for any of the foregoing.

“Investment Property” means all “certificated securities”, “uncertificated securities”, “security entitlements”, “security accounts”, “commodity contracts” or “commodity accounts” (as each is defined in the UCC) and all “securities”, “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “futures contracts” or “futures accounts” (as each is defined in the PPSA).

“Issuer’s Acknowledgment” is defined in Section 3.1(v).

“Lien” means any mortgage, pledge, hypothecation, security interest, assignment or usufruct for security, deposit arrangement, security trust, fiduciary transfer, deed of trust to secure indebtedness, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any securitization or conditional sale or other title retention agreement, or any other contractual or statutory arrangement or provision having substantially the same economic, financial or operational effect as any of the foregoing), including any device (including a foreign trust or joint venture) for the purpose of setting aside funds for facilitating payments to any person or group of persons.

“Participant” means each Person subscribing for subscription receipts pursuant to the Subscription Agreements.

“Patent Collateral” means:

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Schedule II;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses, and other agreements providing the applicable Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Schedule II; and

(d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

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“Permitted Liens” means liens imposed by applicable law that were incurred in the ordinary course of business, including carriers’, warehousemens’ and mechanics’ liens, statutory landlord’s liens and other similar liens and encumbrances arising in the ordinary course of business and securing obligations that in each case that are not yet due or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted.

“Pledged Accounts” means: (a) collectively, each bank account established by a Grantor, and any account replacing or substituting for any of the foregoing, or (b) any one of the foregoing accounts, individually, if the context so requires.

“Pledged Equity Collateral” means:

(a) the Pledged Equity Interests and all shares, securities, moneys and property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Equity Interests, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Equity Interests or otherwise received in exchange for any of the Pledged Equity Interests and any and all other rights issued to the holders of, or otherwise in respect of, any of the Pledged Equity Interests; and

(b) all registrations, certificates, articles or agreements governing or representing any Pledged Equity Collateral and all options and other rights, contractual or otherwise, at any time existing with respect to such Pledged Equity Collateral;

in each case as are now being delivered by a Grantor to the Collateral Agent or may from time to time hereafter be delivered by a Grantor to the Collateral Agent for the purpose of pledge under this Agreement; and all proceeds of any of the foregoing.

“Pledged Equity Interests” means, with respect to each Grantor, any of such Grantor’s Capital Stock in the Persons identified in Schedule V, and all other equity or ownership interests whatsoever in any Person now owned or hereafter acquired by such Grantor, together with, in each case, the certificates, if any representing the same.

“Proceeds” means all “proceeds” (as defined in the UCC and the PPSA) and, with respect to any Property of any kind, all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from any sale, exchange, collection, lease, licensing or other disposition of, distribution in respect of, or other realization upon, such property, including all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under (or unearned premiums with respect to) insurance in respect of, such property (regardless of whether the Collateral Agent is named a loss payee thereunder), and any payments paid or owing by any third party under any indemnity, warranty, or guaranty with respect to such property, and any condemnation or requisition payments with respect to such property, in each case whether now existing or hereafter arising. The term “Proceeds” includes cash, Property realized in respect of, and distributions in kind of, Collateral (including any thereof received under any reorganization, liquidation or adjustment of debt of any Grantor or any issuer of or obligor on any of the Collateral).

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“Receivables” means: (a) all accounts (as defined in the UCC and the PPSA) and all other rights to payment for goods or other personal property which have been (or are to be) sold, leased, or exchanged or for services which have been (or are to be) rendered, regardless of whether such accounts or other rights to payment have been earned by performance and regardless of whether such accounts or other rights to payment are evidenced by or characterized as accounts receivable, contract rights, book debts, notes, drafts or other obligations of indebtedness, (b) all Instruments and Documents of any kind relating to such accounts or other rights to payment or otherwise arising out of or in connection with the sale, lease or exchange of goods or other personal property or the rendering of services, (c) all rights in, to, or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, rights to payment, Documents or Instruments, (d) all rights in, to and under any purchase orders, service contracts, or other contracts out of which such accounts and other rights to payment arose (or will arise on performance), and (e) all rights in or pertaining to any goods arising out of or in connection with any such purchase orders, service contracts, or other contracts, including rights in returned or repossessed goods and rights of replevin, repossession, and reclamation.

“Secured Obligations” means the obligations of any Grantor set forth in any of the Transaction Documents (including, without limitation, any costs and expenses associated with the realization of the Collateral).

“Secured Parties” means the Collateral Agents and each Participant.

“Security Agreement Supplement” is defined in Section 3.1 (t).

“Subscription Agreements” has the meaning set forth in the recitals hereto.

“Sub-Licensing Agreements” means the sub-licensing agreement between Agricultural Bioenergy Products, LLC and BIO-SNG.

“Trademark Collateral” means:

(a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Schedule II, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(b) all Trademark licenses for the grant by or to the applicable Grantor of any right to use any Trademark, including each Trademark license referred to in Schedule II;

(c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable, clause (b);

(d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e) all Proceeds of, and rights associated with, the foregoing, including any claim by the applicable Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

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“Trade Secrets Collateral” means all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the applicable Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule II, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Florida.

SECTION 1.2 Other Interpretive Provisions.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The rules of interpretation set forth Section 1.2 of the Subscription Agreements shall apply as if fully set forth herein, mutatis mutandis.

(c)          All terms used in this Agreement that are defined in the UCC and not otherwise defined herein or in the Subscription Agreements shall have the same meanings herein as set forth in the UCC, except where the context otherwise requires.

ARTICLE II
PLEDGE OF COLLATERAL

SECTION 2.1 Assignment; Grant of Security Interests. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a continuing first priority security interest (subject only to Permitted Liens) in all of its right, title and interest in, to and under any and all present and after acquired personal property of such Grantor and any and all of the following property, regardless of where located, including the following:

(a)          all Receivables;

(b)          all General Intangibles;

(c)          all Documents;

(d)          all Inventory;

(e)          all Investment Property;

(f)          all Equipment;

(g)          all Pledged Equity Collateral;

(h)          Commercial Tort Claims listed on Schedule III (as such schedule may be amended or supplemented from time to time);

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(i)          the Pledged Accounts of such Grantor and any and all amounts from time to time credited thereto or carried therein, any and all investments made with funds therein, any and all other financial assets (within the meaning of Section 8-102(a)(9) of the UCC and the PPSA) credited thereto or carried therein;

(j)          all rights of such Grantor under the Sub-Licensing Agreement, including all license rights of such Grantor, all rights of such Grantor to receive moneys due or to become due under thereunder, all rights of such Grantor to receive proceeds of any indemnity, warranty, guaranty or collateral security with respect to such agreements, all claims of such Grantor for damages arising out of or for breach of or default under such agreements and any right of such Grantor to terminate such agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and any cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing described in this clause (k);

(k)          all instruments, chattel paper, letter-of-credit rights, and documents (including negotiable documents of title) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the above (collectively called “Instruments”);

(l)          to the extent not otherwise included in the foregoing, all of the Grantor’s other property and rights of every kind and description and interests therein, including all other (i) “Accounts”, “Certificated Securities”, “Chattel Paper”, “Commodity Accounts”, “Commodity Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letters of Credit”, “Letter-of-Credit Rights”, “Money”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Securities” as such terms are defined in the UCC; and (ii) “Goods”, “Chattel Paper”, “Investment Property”, “Documents of Title”, “Instruments”, “Money” and “Intangibles” as such terms are defined in the PPSA;

(m)          all Proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the above (including all causes of action, claims, and warranties now or hereafter held by such Grantor, in respect of any of the items listed above);

(n)          all books and records (including, without limitation, customer lists, marketing information, credit files, price lists, operating records, vendor and supplier price lists, sales literature, computer disks and tapes and other storage media, printouts and other materials and records) of such Grantor regarding any of the foregoing; and

(o)          all other Property of every kind and description.

Notwithstanding the foregoing, “Collateral” shall not include the following (collectively, the “Excluded Property”): (i) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (ii) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset, and (iv) the Property, if any, listed on Schedule VI.

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SECTION 2.2 The Pledged Accounts. The Grantors shall maintain all current Pledged Accounts. To the extent that any Grantor establishes any other bank account, each such bank account shall be pledged hereunder, such Grantor shall enter into an agreement, in form and substance satisfactory to the Collateral Agent, granting the Collateral Agent a first priority security interest with respect to such bank account, and such bank account shall be a “Pledged Account” hereunder.

SECTION 2.3 Operation of the Pledged Accounts. The parties hereto hereby agree (and each other Secured Party shall be deemed to have agreed) that the Pledged Accounts and the operation of such Pledged Accounts shall be governed by the Collateral Documents and the Subscription Agreements except to the extent specifically provided otherwise herein.

SECTION 2.4 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and with respect to each Grantor shall: (a) remain in full force and effect until the indefeasible payment in full in cash of all Secured Obligations, and shall be operative and binding notwithstanding that at any time or times the Secured Obligations may be zero; (b) be binding upon such Grantor and its successors, transferees and assigns; and (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Collateral Agent and the other Secured Parties and the successors, transferees and assigns of each of the foregoing.

SECTION 2.5 Attachment. Each of the Grantors acknowledges that: (a) value has been given, (b) it has rights in the Collateral (other than after-acquired Collateral), (c) it has not agreed to postpone the time of attachment of the security interest in the Collateral, and (d) it has received a copy of this Agreement.

SECTION 2.6 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements, to the same extent as if this Agreement had not been executed; (b) the exercise by the Collateral Agent or any other Secured Party of any of their rights hereunder shall not release any Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral; and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.7 Security Interest Absolute, etc. All rights of the Collateral Agent and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a)          any lack of validity, legality or enforceability of any Transaction Document;

(b)          the failure of the Collateral Agent, any Participant or any other Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person under the provisions of any Transaction Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Secured Obligations;

(c)          any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations of any Grantor under the Subscription Agreements or any other Transaction Document, or any other extension, compromise or renewal of the same;

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(d)          any reduction, limitation, impairment or termination of any Secured Obligations of any Grantor under the Subscription Agreements or any other Transaction Document (except in the case of the indefeasible payment in full of the Secured Obligations of the Grantors under the Subscription Agreements and the termination of the Commitments thereunder) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations of any Grantor under the Subscription Agreements or any other Transaction Document;

(e)          any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Transaction Document;

(f)          any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including each Grantor hereunder), or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Participant securing any of the Secured Obligations of any Grantor under the Subscription Agreements; or

(g)          any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor, any surety or any guarantor.

ARTICLE III
FURTHER ASSURANCES; REMEDIES; COVENANTS

SECTION 3.1 Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Article II, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

(a)          Delivery and Other Perfection. Such Grantor shall:

(i)          promptly deliver and pledge to the Collateral Agent any and all Instruments reflecting Collateral evidenced by a writing, in each case endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

(ii)         (a) cause to be noted on the applicable certificate, in the event any equipment of such Grantor that serves as Collateral hereunder is covered by a certificate of title, the security interest of the Collateral Agent in such equipment and (b) deliver all such certificates to the Collateral Agent or its designees;

(iii)        promptly give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, agreement or other document that may be reasonably requested by the Collateral Agent to create, preserve, perfect, validate or improve the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(iv)        keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably request in order to reflect the security interests granted by this Agreement;

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(v)         permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make copies of and abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Grantor’s (or any of its applicable agents’) place(s) of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any material notices or communications received by (or on behalf of) such Grantor with respect to the Collateral, all in such manner as any Secured Party may reasonably request;

(vi)        promptly notify the Collateral Agent and the Collateral Agent in writing if such Grantor acquires any Pledged Equity Interests; and

(vii)       promptly deliver to the Collateral Agent all certificates, agreements or instruments representing or evidencing any Pledged Equity Interests acquired by such Grantor after the date hereof to be held by or on behalf of the Collateral Agent for the benefit of the Secured Parties pursuant hereto. All certificated Pledged Equity Interests that now or at any time become part of Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

(b)          Other Financing Statements and Liens. Without the prior written consent of the Collateral Agent such Grantor shall not file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, recordation, registration or like document with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

(c)          Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

(d)          Event of Default. While any Event of Default exists and is continuing, the Collateral Agent, in addition to any other remedies specified herein:

(i)          shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC or the PPSA (whether or not such code is in effect in the jurisdiction where the rights and remedies are asserted) and all additional rights and remedies to which a secured party is entitled under the applicable laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by applicable law, to exercise all powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and such Grantor agrees to take all such action as may be necessary or reasonably requested by the Collateral Agent to give effect to such right);

(ii)         may, in its name or in the name of such Grantor, demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral; and

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(iii)        may, to the extent permitted by applicable law, upon at least ten (10) Business Days’ prior written notice to such Grantor of the time and place, sell all or any part of the Collateral or cause such sale through agents or otherwise, at such place(s) as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable law and cannot be waived), and any Person (including the Collateral Agent and any other Secured Party) may be the purchaser of any or all of such Collateral at any public sale (or, to the extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Grantor, any such demand, notice and right or equity being hereby expressly waived and released by such Grantor. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

Each Grantor agrees that in any sale of any of the Collateral while an Event of Default exists, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official.

(e)          Dealings with Collateral. Without in any way limiting Sections 2.7, 2.6, or 6.4 hereof, the Collateral Agent and the other Secured Parties:

(i)          are not obliged to exhaust their recourse against any of the Grantors or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable;

(ii)         may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with each of the Grantors and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of the applicable Grantor or the rights of the Collateral Agent and the other Secured Parties in respect of the Collateral; and

(iii)        except as otherwise provided by law or this Agreement, are not: (A) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (B) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (C) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (D) bound to protect the Collateral from depreciating in value or becoming worthless.

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(f)          Deficiency. If the proceeds of collection or other realization of or upon the Collateral are insufficient to cover the payment in full of the Secured Obligations, then to the extent permitted by applicable law, the Grantors shall remain jointly and severally liable for any deficiency.

(g)          Books and Records; UCC and PPSA Matters. Unless the Collateral Agent shall otherwise agree in writing, without at least thirty (30) days’ prior written notice to the Collateral Agent: (i) no Grantor shall maintain any of its books and records with respect to the Collateral at any office (except to the extent such books and records have been delivered to such Grantor’s auditor or external counsel in the ordinary course of business), or maintain its chief executive office at any place, in each case other than the office designated for such Grantor on Schedule I, (ii) no Grantor shall change its jurisdiction of organization or its form of organization from such jurisdiction and form identified on Schedule I and (iii) no Grantor shall change its name, or the name under which it does business, from its name shown on the signature pages hereto.

(h)          Private Sale. Each Grantor acknowledges (and each Secured Party will be deemed to have acknowledged) that any private sale by the Collateral Agent of any of the Collateral may be at prices and on terms less favorable than those obtainable through a public sale, and agrees (or will be deemed to have agreed) that any such private sale pursuant to clause (d)(iii) made in accordance with applicable law shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales unless required by any applicable law. Neither the Collateral Agent nor any of the other Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and made in accordance with applicable law. Each Grantor hereby waives (and each Secured Party will be deemed to have waived) any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale made in accordance with applicable law was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such sold Collateral to more than one offeree.

(i)          Clean Sale. Upon any sale of Collateral under this Section made in accordance with applicable law, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any Lien, claim or right of any kind, and each Grantor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any applicable law with respect thereto. Each Grantor shall execute and deliver such documents and take such other actions as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with applicable law.

No Person dealing with the Collateral Agent, any of the Secured Parties or an agent or receiver is required to determine: (i) whether the security interest in the Collateral has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the other Secured Parties by any of the Grantors, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Party with the Collateral, or (vi) how any money paid to the Collateral Agent or the other Secured Parties has been applied.

(j)          Application of Proceeds. Notwithstanding anything herein to the contrary, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Section, and any other cash at the time held by the Collateral Agent under this Article, shall be delivered to the Collateral Agent for application in the following order: (A) first, to pay all fees and expenses due to the Collateral Agent; (B) second, to pay ratably all accrued and unpaid interest and fees and expenses then due and payable to the Participants under the Convertible Debentures, until payment in full of all such interest and fees and expenses shall have been made; (C) fourth, to pay any and all other amounts then due and payable to the Secured Parties under the Transaction Documents, until payment in full of all such amounts have been made.

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(k)          Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement or the Subscription Agreements to the Collateral Agent while no Event of Default exists, during the existence of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Article and taking any action and executing any documents as the Collateral Agent may reasonably request to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other instruments made payable to the order of any Grantor representing any payment or other distribution in respect of the Collateral (including the Receivables) or any part thereof and to give full discharge for the same.

(l)          Termination. When all of the Secured Obligations shall have been indefeasibly paid in full (other than any indemnification obligations not yet incurred) and all Commitments have terminated, this Agreement shall terminate and the Collateral Agent shall (at the written request and expense of the Co-Borrowers): (i) cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof to or on the order of the Grantor specified by the Co-Borrowers; (ii) deliver to the Co-Borrowers, on behalf of the appropriate Grantor, any Instruments and other Property of such Grantor in the possession of the Collateral Agent; and (iii) execute and file or deliver Lien releases, UCC termination statements and notices of termination of the relevant Collateral Documents.

(m)          Further Assurances. Without limiting the provisions the Subscription Agreements, each Grantor shall, at its own cost, promptly take all actions reasonably requested by the Collateral Agent to maintain the Liens created hereby in full force and effect and enforceable in accordance with their terms, including: (i) making filings and recordations, (ii) making payments of fees and other charges, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens (other than Permitted Liens) adversely affecting the rights of the Collateral Agent or any other Secured Party in any Collateral and (v) publishing or otherwise delivering notice to third parties. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing the Collateral; provided that no Agent shall have any responsibility for the filing of the same.

(n)          Collections. Each Grantor party to a General Intangible shall endeavor to cause to be collected from the obligors under any General Intangible, as and when due (including amounts that are delinquent), any and all amounts owing under each such General Intangible. In the event that any Instrument held by the Collateral Agent reaches maturity, the Collateral Agent shall: (i) if no Event of Default has occurred and is continuing, transfer to the applicable Grantor, such Instrument in order for such Grantor to process any claim associated therewith or (ii) at any time during the existence of an Event of Default, at the election of the Collateral Agent and upon receipt of written instructions from the Collateral Agent, transfer to the applicable Grantor such Instrument in order for the Grantor to process any claim associated therewith.

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(o)          Letter-of-Credit Rights. Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Upon the request of the Collateral Agent: if an Event of Default has occurred and is continuing, each Grantor will promptly use its reasonable efforts to cause the issuer of each letter of credit as requested by the Collateral Agent and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof, in a consent agreement in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent. Upon the occurrence of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent: (A) notify (and such Grantor hereby authorizes each Agent to so notify) the issuer and each nominated person with respect to each of the letters of credit that the Proceeds thereof have been assigned to the Collateral Agent for the benefit of the Secured Parties hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (B) arrange for the Collateral Agent to become the transferee beneficiary for each of such letter of credit.

(p)          Commercial Tort Claims. Each Grantor covenants and agrees that, until the indefeasible payment in full in cash of all Secured Obligations and the termination of all Commitments, with respect to any Commercial Tort Claim hereafter arising, it shall deliver to the Collateral Agent a schedule and supplement hereto substantially in the form of Schedule III hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent, identifying such new Commercial Tort Claims; provided that if no Event of Default has occurred and is continuing, no Grantor shall be obligated to deliver any such schedule and supplement with respect to a Commercial Tort Claim with a value that is less than US$500,000.

(q)          Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of US$50,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, at the expense of such Grantor, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record. The Collateral Agent may request and may conclusively rely on a legal opinion from counsel to the applicable Grantor prior to taking any action in the previous sentence.

(r)          New Subsidiaries. If any Grantor acquires or forms a Subsidiary after the date hereof that is not a signatory hereto, such Subsidiary shall enter into a supplement to this agreement in terms satisfactory to the Collateral Agent (in each case, a “Security Agreement Supplement”), for the purpose of granting a security interest in all of its assets to secure the Secured Obligations and shall deliver information necessary to supplement the Schedules hereto.

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(s)          Investment Property. Each Grantor will at all times cause: (i) the Collateral Agent to have control (within the meaning of the UCC and the PPSA) over all Pledged Equity Collateral and other Investment Property included within the Collateral and (ii) any certificates, documents, or instruments evidencing Investment Property included within the Collateral to be valid and genuine. All instruments and writings evidencing Pledged Equity Collateral and other Investment Property shall be delivered to the Collateral Agent concurrently with or prior to the execution and delivery of this Agreement. All such Pledged Equity Collateral and other Investment Property shall be held by or on behalf of the Collateral Agent, shall be transferrable by the Collateral Agent upon the occurrence and during the continuance of an Event of Default without further action by such Grantor, and shall be delivered in suitable form for transfer by delivery with any necessary endorsements or shall be accompanied by fully executed instruments of transfer, assignment in blank, all in form and substance satisfactory to the Collateral Agent. All documentary, stamp or other taxes or fees owing, if any, in connection with the issuance, transfer or pledge of the Investment Property included within the Collateral (or right in respect thereof) have been paid. No restrictions or conditions exist with respect to the transfer, voting or capital of any such Investment Property. To the extent any of the Collateral constitutes a “certificated security” (as defined in Section 8-102(a)(4) of the UCC), an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) or a “security entitlement” (as defined in Section 8-102(a)(17) of the UCC), each applicable Grantor shall take all actions as the Collateral Agent may reasonably request to grant “control” (as defined in Section 8-106 of the UCC) of such Collateral to the Collateral Agent over such Collateral. To the extent any of the Collateral constitutes a “certificated security” (as defined in the PPSA), an “uncertificated security” (as defined in the PPSA), a “security entitlement” (as defined in the PPSA) or any other type of “investment property” (as defined in the PPSA), each applicable Grantor shall take all actions reasonably requested by the Collateral Agent to grant “control” (as defined in the PPSA) of such Collateral to the Collateral Agent over such Collateral.

(t)          Uncertificated Securities. Each Grantor hereby agrees that if any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Grantor shall: (i) cause the issuer to execute and deliver to the Collateral Agent an acknowledgment (which shall be in a form acceptable to the Collateral Agent) of the pledge of such Pledged Equity Interest (an “Issuer’s Acknowledgment”), (ii) if necessary or desirable to perfect a security interest in such Pledged Equity Interest, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Equity Interest under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, cause such Pledged Equity Interest to become certificated and delivered to the Collateral Agent in accordance with the provisions of this Agreement. Each Grantor that is the registered holder of any uncertificated Pledged Equity Interest gives its consent to the issuer of such Pledged Equity Interest to comply with the instructions of the Collateral Agent in accordance with the Issuer’s Acknowledgment without the consent of such Grantor.

(u)          Bailees. If any Collateral with a value in excess of US$50,000 is at any time in the possession or control of any bailee or any of a Grantor’s agents or processors, such Grantor shall, to the extent reasonably required by the Subscription Agreements, notify such bailee, agent or processor of the Collateral Agent’s rights hereunder and instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions; to the extent required by the Subscription Agreements, such notice shall take the form of the Collateral Access Agreement. The Collateral Agent agrees to execute each Collateral Access Agreement (which the Co-Borrowers represent and warrant shall be in the form prescribed by the Subscription Agreements with appropriate completions) presented by Co-Borrowers for execution and to return the executed copies of such Collateral Access Agreement to the applicable Co-Borrower for distribution to the relevant third parties. The Collateral Agent shall have no duty to verify that any Collateral Access Agreement is in proper form and/or that an executed counterpart is returned by any such bailee, agent or processor to the applicable Co-Borrower or any other Grantor. No such request by the Collateral Agent shall be deemed a waiver of any provision hereof which was otherwise violated by such Collateral being held by such Person prior to such instructions by such Grantor.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties. Each Grantor hereby represents and warrants that each of the representations made or deemed made by such Grantor in the Subscription Agreements and each other Transaction Document to which it is a party is true and correct. In addition, as of the date hereof, each Grantor represents and warrants to the Secured Parties that:

(a)          Power and Authority. Except as indicated on Schedule I hereto across from each caption “Contracts with Limitations,” such Grantor has the full power to pledge its Collateral without any third-party rights being violated.

(b)          Other Financing Statements. Other than in connection with the security interest granted herein, Permitted Liens and Liens created pursuant to the Collateral Documents, there is no notice of assignment, financing statement (or similar statement or instrument of registration under the applicable law of any jurisdiction) executed or registered by such Grantor or, to its knowledge, by any other Person with respect to any interest of any kind in any of the Collateral.

(c)          Commercial Activity; Absence of Immunity. Such Grantor is subject to civil and commercial law with respect to its obligations hereunder and under each other Transaction Document to which such Grantor is a party, and the making and performance by such Grantor of such documents constitute private and commercial acts rather than public or governmental acts. Neither such Grantor, nor any of its Property is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under any such documents.

(d)          UCC and PPSA Matters.

(i)          The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of such Grantor, and no Grantor has any French name or French and English combined name. Such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, except as set forth on Schedule I.

(ii)         Such Grantor has not had, any trade names, assumed names or prior corporate names other than the names listed on Schedule I.

(iii)        Such Grantor has not been the subject of any merger or other corporate reorganization, except as set forth on Schedule I.

(iv)        Such Grantor does not maintain any deposit accounts, securities accounts or commodity accounts (each as defined in the UCC) or any securities accounts or futures accounts (each as defined in the PPSA) with any Person, in each case, except for the Pledged Accounts and as set forth on Schedule I.

(v)         Such Grantor is not the beneficiary of any Letters of Credit, except as set forth on Schedule I.

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(vi)        Such Grantor does not own any serial number goods (as defined in the PPSA), except those which do not have serial numbers and those set forth on Schedule VII, and the information set forth therein is the correct information required by the PPSA to be set forth in a financing statement with respect to serial number goods.

(vii)       Such Grantor has no Commercial Tort Claims with a value in excess of $50,000, except as set forth on Schedule III.

(viii)      Such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having control (within the meaning of Section 9-104 of the UCC and the PPSA) over, or any other interest in any of such Grantor’s rights in respect of any Letter of Credit.

(e)          Best Interests. BIO-SNG agrees that it is in its best interests to execute this Agreement in as much as BIO-SNG will, as a result of being a Subsidiary of BioNitrogen, derive substantial direct and indirect benefits from the Subscription Agreements, and BIO-SNG agrees that the Participants and the other Secured Parties are relying on this representation in agreeing to make subscribe for the Units pursuant to the Subscription Agreements.

(f)          Location of Certain Collateral, etc. The Equipment and Inventory of each Grantor having a fair market value equal to or greater than US$50,000 are located at the places specified in Schedule V hereto. None of the Receivables is evidenced by a promissory note or other instrument (other than a promissory note or instrument that has been delivered to the Collateral Agent (with appropriate endorsements)). Except as set forth on Schedule V hereto, the Grantor is not a party to any contract with any Governmental Authority.

(g)          Pledged Equity Interests. Schedule IV lists all of the equity interests owned by each Grantor and accurately sets forth the ownership percentage and type of such equity interest. All Capital Stock constituting Pledged Equity Interests that are certificated securities or otherwise evidenced by a certificate have been delivered to the Collateral Agent in accordance with Section 3.1(u). All Pledged Equity Interests have been duly authorized and validly issued and registered, are fully paid and non-assessable, and were not issued in violation of the preemptive rights, if any, of any Person or of any agreement by which such Grantor is bound. All information in Schedule IV is true, correct and complete in all material respects.

ARTICLE V
PROVISIONS RELATING TO PLEDGED EQUITY COLLATERAL

SECTION 5.1 Rights of Grantors prior to Default. So long as the Collateral Agent has not given the notice referred to in Section 5.2:

(a)          the Grantors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Grantors of stock purchase or subscription rights may be made only from funds of the Grantors not comprising part of the Collateral required to be delivered to the Collateral Agent under the Transaction Documents) relating or pertaining to the Pledged Equity Collateral or any part thereof for any purpose; provided that each Grantor agrees that it will not exercise any such right or power in any manner which would violate this Agreement or any other Transaction Document; and

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(b)          the Grantors shall be entitled to receive and retain any and all lawful dividends payable in respect of the Pledged Equity Collateral that are paid in cash by the issuer thereof if such dividends are not prohibited by the Subscription Agreements, but all dividends and distributions in respect of the Pledged Equity Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Pledged Equity Collateral or any part thereof or received in exchange for Pledged Equity Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer thereof may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be part of the Collateral hereunder and, if received by any Grantor, shall be forthwith delivered to the Collateral Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

SECTION 5.2 Rights of Grantors after Default. Upon notice from the Collateral Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers that the Grantors are entitled to exercise pursuant to Section 5.1(a), and all rights of the Grantors to receive and retain dividends pursuant to Section 5.1(b), shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, during the existence of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this Section 5.2 shall be delivered to the Collateral Agent for application in accordance with Section 9.2 of the Subscription Agreements.

ARTICLE VI
MISCELLANEOUS

SECTION 6.1 Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by applicable law. No consent or waiver by the Collateral Agent or the other Secured Parties in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Collateral Agent and subject to any consent of the Secured Parties required in accordance with the Transaction Documents. Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

SECTION 6.2 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient as set forth on Section 9.2 of the Subscription Agreements.

Furthermore, except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a facsimile or mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other party hereto.

SECTION 6.3 The Collateral Agent. The appointment, resignation, removal, powers, rights and duties of the Collateral Agent, and all other matters relating to the performance of the Collateral Agent’s duties, shall be governed by the Subscription Agreements, and the rights, powers, indemnities and immunities of the Collateral Agent set forth in the Subscription Agreements are incorporated and made a part of and shall apply to this Agreement as if fully set forth herein.

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SECTION 6.4 Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

SECTION 6.5 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the parties hereto (with the written consent of the Required Participants); provided that no modification, alteration or waiver shall, unless by an instrument signed by all of the Participants: (a) release all or any material portion of the Collateral (except as expressly otherwise provided herein), (b) modify in any manner the number or percentage of the Required Participants required to make any determinations or waive any rights hereunder or to modify any provision hereof or (c) alter the terms of this Section or alter Section 6.3 hereof.

SECTION 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including each Grantor becoming party to this Agreement pursuant to Section 6.8) and their respective successors and assigns, except that no Grantor (except to the extent permitted in Section 12.5 of the Subscription Agreements) may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Participant (any attempt to do so being null and void ab initio).

SECTION 6.7 Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Secured Parties and their successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 6.8 Additional Grantor. Upon the execution and delivery by any other Person of a Security Agreement Supplement, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.9 Survival. The obligations of each Grantor with respect to the indemnification of the Collateral Agent or any other Secured Party, whether arising under this Agreement or any other Transaction Document, shall survive the repayment of the Secured Obligations, the termination of this Agreement, and the other Transaction Documents and, in the case of any Secured Party that may assign any interest in its Secured Obligations, shall survive the making of such assignment, notwithstanding that such assigning Secured Party may cease to be a “Secured Party.”

SECTION 6.10 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

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SECTION 6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when counterparts hereof executed on behalf of each party hereto as of the Initial Borrowing Date have been delivered and released to the Collateral Agent. A set of the counterparts of this Agreement signed by all the parties hereto shall be retained by the Co-Borrowers and the Collateral Agent.

SECTION 6.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA; PROVIDED THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

SECTION 6.13 Jurisdiction, Service of Process and Venue. (a) THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO ALSO AGREE THAT THE Collateral Agent MAY AT ITS SOLE OPTION SUBMIT ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO ANY OTHER COURT HAVING JURISDICTION OVER THE GRANTORS OR ANY PROPERTY THEREOF (AND ALL COURTS OF APPEAL THEREFROM).

(a)          Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in or removed to the State of Florida (and courts of appeals therefrom) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which any Grantor is or may be subject.

(b)          Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any other Transaction Document should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by one or more Grantors relating in any way to this Agreement and/or any other Transaction Document, whether or not commenced earlier.

SECTION 6.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

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SECTION 6.15 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

SECTION 6.16 Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

SECTION 6.17 No Merger. This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Collateral Agent or any of the Secured Parties will operate by way of merger of, or in any way affect, the security interest in the Collateral, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the other Secured Parties in respect of the Secured Obligations. The representations, warranties and covenants of each of the Grantors in this Agreement survive the execution and delivery of this Agreement and the advancing of any funds under the Transaction Documents. Notwithstanding any investigation made by or on behalf of the Collateral Agent or the other Secured Parties these covenants, representations and warranties continue in full force and effect.

SECTION 6.18 Supplemental Security. This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the other Secured Parties.

SECTION 6.19 Amalgamation. Each of the Grantors acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the security interest in the Collateral: (a) subject to the last paragraph of Section 2.1, extends to: (i) all of the property of the type and description set forth in Section 2.1 that any of the amalgamating corporations then owns, (ii) all of the property of the type and description set forth in Section 2.1 that the amalgamated corporation thereafter acquires, (iii) all of the property of the type and description set forth in Section 2.1 in which any of the amalgamating corporations then has any interest and (iv) all of the property of the type and description set forth in Section 2.1 in which the amalgamated corporation thereafter acquires any interest; and (b) secures the payment and performance of all debts, liabilities and obligations of each of the amalgamating corporations and the amalgamated corporation of nature and kind set forth in Section 2.1 and whether incurred prior to, at the time of or subsequent to the amalgamation. The security interest in the Collateral attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired. Upon any such amalgamation, the defined term “Grantor” includes, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in clause (a) above, and the defined term “Secured Obligations” means the obligations described in clause (b) above.

SECTION 6.20 Waiver of Financing Statement. Each of the Grantors hereby waives the right to receive from the Collateral Agent or any other Secured Party a copy of any financing statement, financing change statement or other statement or document filed or registered at any time in respect of this Agreement or any verification statement or other statement or document issued by any registry that confirms or evidences registration of or relates to this Agreement.

21	Security Agreement

SECTION 6.21 USA Patriot Act. The Collateral Agent are subject to the USA Patriot Act (as hereinafter defined) hereby notifies each Grantor that pursuant to the requirements of the USA Patriot Act, the Collateral Agent are required to obtain, verify and record information that identifies the Grantors, which information includes the name and address of the Grantors and other information that will allow the Collateral Agent to identify the Grantors in accordance with the USA Patriot Act. Each party to this Agreement agrees that it will provide the Collateral Agent with such information as the Collateral Agent may request in order to satisfy the requirements of the USA Patriot Act.

SECTION 6.22 Force Majeure. Neither the Collateral Agent nor the Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

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22	Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BIO NITROGEN CORPORATION

By:
Name:
Title:

BIO-SNG Technologies International Corp.

By:
Name:
Title:

B Group LLC

By:
Name:
Title:

S-1	Security Agreement

SCHEDULE I
to Security Agreement

UCC AND
PERFECTION MATTERS

BIO NITROGEN CORPORATION
a. Jurisdiction of Organization:	New Jersey
b. Form of Organization:	Corporation
c. Current Location:	New Jersey
d. Previous Locations in last five years:	n/a
e. Previous any trade names, assumed names or prior corporate names:	Hidenet Secure Architectures, Inc.,
f. Mergers or other corporate reorganizations:	n/a
g. Taxpayer ID Number, if any:
h. Deposit Accounts and, if any, Securities and Commodities Accounts:
i. Letters of Credit:	n/a
j. Contracts with Limitations on assignment of receivables:	n/a

BIO-SNG TECHNOLOGIES
a. Jurisdiction of Organization:	Nevada
b. Form of Organization:	Corporation
c. Current Location:	Nevada
d. Previous Locations in last five years:	n/a
e. Previous any trade names, assumed names or prior corporate names:	n/a
f. Mergers or other corporate reorganizations:	n/a
g. Taxpayer ID Number, if any:
h. Deposit Accounts and, if any, Securities and Commodities Accounts:
i. Letters of Credit:	n/a
j. Contracts with Limitations on assignment of receivables:	n/a

Schedule I to Security Agreement

SCHEDULE II
to Security Agreement

INTELLECTUAL
PROPERTY COLLATERAL

To be completed.

Schedule II to Security Agreement

SCHEDULE III
to Security Agreement

Commercial
Tort Claims

n/a

Schedule III to Security Agreement

SCHEDULE IV
to Security Agreement

Pledged Equity Interests

				Common Stock
Grantor	Issuer (corporate)	Cert. #	# of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged

BioNitrogen	BIO-SNG					100%

Schedule IV to Security Agreement

SCHEDULE V
to Security Agreement

LOCATION OF CERTAIN COLLATERAL; GOVERNMENT CONTRACTS.

I. Locations of Equipment and Inventory of Grantors having a fair market value equal to or greater than US$50,000:

Florida

II. Contracts with Governmental Authorities:

n/a

Schedule V to Security Agreement

SCHEDULE VI
to Security Agreement

EXCLUDED PROPERTY

n/a

Schedule VI to Security Agreement

SCHEDULE VII
to Security Agreement

SERIAL NUMBER GOODS

n/a

Schedule VII to Security Agreement